SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          COMPAQ COMPUTER CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                              76-0011617
     (State or Other Jurisdiction of                (IRS Employer
     Incorporation or Organization)              Identification No.)

             20555 S.H. 249
             Houston, Texas                              77070
 (Address of Principal Executive Offices)             (Zip Code)


                          Compaq Computer Corporation
                  Former Non-Employee Replacement Option Plan
                           (Full Title of the Plan)


                               J. David Cabello
              Senior Vice President, General Counsel & Secretary
                          Compaq Computer Corporation
                                20555 S.H. 249
                             Houston, Texas 77070
                    (Name and Address of Agent for Service)

                                (281) 370-0670
         (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

    Title of                       Proposed         Proposed
   Securities      Amount           Maximum          Maximum          Amount of
      to be         to be       Offering Price      Aggregate       Registration
   Registered    Registered(1)   Per Share(2)    Offering Price(2)      Fee
---------------  -------------  --------------  ------------------  ------------
 Common Stock,
$0.01 par value     315,000        $64.31         $12,144,819.99     $3,680.25


(1) Plus such indeterminate number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend, or similar capital adjustment, as required by the stock option plan.

(2) As of the date hereof, options to purchase 216,279 of the shares of Common Stock registered hereunder were outstanding at an average exercise price of $26.80 per share. The registration fee for the foregoing shares is based upon the exercise price. Pursuant to Rule 457(c) under the Securities Act of 1933 the registration fee for the remaining 98,721 shares available under the Compaq Computer Corporation Former Non-Employee Replacement Option Plan is based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on August 28, 1997.







                                    PART II

              INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Compaq Computer Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (File Number 1-9026), are incorporated herein by reference:

     1.     The Registrant's Annual Report on Form 10-K filed pursuant to
Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1996;

     2.     The Registrant's Quarterly Reports on Form 10-Q filed pursuant to
Section 13 of the Securities Act of 1934 for the quarterly periods ended March 31, 1997 and June 30, 1997;

     3. The Registrant's Current Reports on Form 8-K dated January 22, 1997, April 10, 1997, April 16, 1997, May 14, 1997, June 22, 1997 (two
reports), July 1, 1997 and July 10, 1997; and

     4. The description of the Registrant's common stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in defense of any action referred to above or in the defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Article VI of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law. Section 6.4 of the Bylaws provides that expenses incurred by a director or officer in defending a suit or similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     In addition, Article 6 of the Company's Restated Certificate of Incorporation (the "Charter") contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect to any transaction from which a director receives an improper personal benefit.

     In addition to its Charter and Bylaws provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the Bylaws of the Company as in effect at the respective dates of such agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

5.1 Opinion of Linda S. Auwers, Vice President and Assistant General Counsel of the Company, as to the legality of the securities being registered.

23.1 Consent of Linda S. Auwers, Vice President and Assistant General Counsel of the Company, is included in the opinion filed as Exhibit
5.1 to this Registration Statement.

23.2    Consent of Price Waterhouse LLP, Independent Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on this 26 day of August, 1997.

                              COMPAQ COMPUTER CORPORATION


                              By:       /s/ J. David Cabello
                                  ---------------------------------------
                                  J. David Cabello, Senior Vice President
                                  and General Counsel

                       SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Compaq Computer Corporation, Do hereby constitute and appoint Eckhard Pfeiffer, Earl L. Mason and J. David Cabello, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company's registration statement on Form S-8 regarding the Compaq Computer Corporation Former Non-Employee Replacement Option Plan, including specifically, but without limitation, power and authority  to  sign  for us  or  any of  us,  in  our names  in the  capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                    Title                              Date
---------                    -----                              ----


/s/  Eckhard  Pfeiffer       President, Chief Executive         August 26, 1997
--------------------------   Officer and Director (principal
(Eckhard  Pfeiffer)          executive officer)


/s/ Earl L. Mason            Senior Vice President and Chief    August 26, 1997
--------------------------   Financial Officer (principal
(Earl L. Mason)              financial and accounting officer)


/s/ Benjamin M. Rosen        Chairman of the Board of           August 26, 1997
--------------------------   Directors
(Benjamin M. Rosen)


/s/ Lawrence T. Babbio       Director                           August 26, 1997
--------------------------
(Lawrence T. Babbio)


/s/ Robert Ted Enloe, III    Director                           August 26, 1997
--------------------------
(Robert Ted Enloe, III)


/s/ George H. Heilmeier      Director                           August 26, 1997
--------------------------
(George H. Heilmeier)


/s/ George E.R. Kinnear II   Director                           August 26, 1997
--------------------------
(George E.R. Kinnear II)


/s/ Peter N. Larson          Director                           August 26, 1997
--------------------------
(Peter N. Larson)


/s/ Kenneth L. Lay           Director                           August 26, 1997
--------------------------
(Kenneth L. Lay)


/s/ Kenneth Roman            Director                           August 26, 1997
--------------------------
(Kenneth Roman)


/s/ Lucille S. Salhany       Director                           August 26, 1997
--------------------------
(Lucille S. Salhany)

                                   EXHIBIT INDEX

Exhibit
-------

5.1     Opinion of Linda S. Auwers, Vice President and
        Assistant General Counsel of the Company, as to the legality of the securities being registered.

23.1    Consent of Linda S. Auwers,  Vice President and
        Assistant General Counsel of the Company, is included in the opinion filed as Exhibit 5.1 to this Registration
        Statement.

23.2    Consent of Price Waterhouse LLP, Independent Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.